UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2006

Hines Real Estate Investment Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2006, Hines REIT Properties, L.P. (the "Operating Partnership"), a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company"), entered into a contract with The Atrium on Bay Inc. to acquire Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada. The seller is not affiliated with Hines REIT or its affiliates. Atrium on Bay is comprised of three office towers, a two-story retail mall, and a two-story parking garage, constructed in 1984. The buildings consist of approximately 1,080,000 square feet of rentable area and are 85% leased to a variety of office and retail tenants. The Canadian Imperial Bank of Commerce, a financial institution, leases 372,733 square feet, or approximately 35% of the rentable area, through leases that expire in 2011, 2013 and 2016. The balance of the complex is leased to 31 office tenants and 56 retail tenants, none of which leases more than 10% of the rentable area of the complex.

The contract purchase price for Atrium on Bay is expected to be approximately $252.0 million (CAD), exclusive of transaction costs, financing fees and working capital reserves. Hines REIT anticipates that it will fund the acquisition using borrowings under the Company's revolving credit facility with KeyBank National Association and proceeds from its current public offering.

Hines REIT anticipates that the closing will occur on or about February 23, 2007, subject to a number of significant closing conditions including the approval of the transaction by the board of directors of Hines REIT. Hines REIT funded a $1 million (CAD) earnest money deposit on December 28, 2006 and expects to fund an additional $9 million (CAD) on or about January 29, 2007. There can be no guarantee that this acquisition will be consummated and if the Operating Partnership elects not to close on Atrium on Bay, it could forfeit these $10 million (CAD) earnest money deposits.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

December 29, 2006	By:	/s/ Frank R. Apollo

Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary